CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-130820 of the Variable Annuity-1 Series Account of First Great-West Life & Annuity Insurance Company on Form N-4 of our report dated March 31, 2009 on each of the investment divisions of the financial statements of Variable Annuity-1 Series Account of First Great-West Life & Annuity Insurance Company and our report dated April 8, 2009 on the financial statements of First Great-West Life & Annuity Insurance Company which reports express an unqualified opinion on the respective financial statements, both appearing in the Statement of Additional Information, which is part of the Registration Statement.

We also consent to the references to us under the heading “Condensed Financial Information” in the Prospectus, which is also part of such Registration Statement, and under the heading “Independent Registered Public Accounting Firm” in such Prospectus and in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 24, 2009